Exhibit 99.1

Contacts:
Susan M. Kanaya	Burns McClellan
Senior Vice President, Finance and	Media Inquiries
Chief Financial Officer or	Kathy Nugent, Ph.D.
Markus J. Cappel, Ph.D.	212-213-0006
Chief Business Officer	knugent@burnsmc.com
650-210-2900 investor@chemocentryx.com

ChemoCentryx Announces 2011 Fourth Quarter and Full Year Financial Results

MOUNTAIN VIEW, Calif., Mar. 30, 2012 – ChemoCentryx, Inc. (NASDAQ:CCXI) announced today its financial results for the fourth quarter and year ended December 31, 2011. Net income for the fourth quarter ended December 31, 2011 was $18.2 million compared to $5.1 million during the same quarter in 2010. Net loss for the year ended December 31, 2011 was $4.6 million compared to $3.1 million for the year ended December 31, 2010. Cash, cash equivalents and investments totaled $96.1 million at December 31, 2011, compared to $82.8 million at December 31, 2010.

“The continued advancement of our broad pipeline in 2011 put us in a strong strategic position for the successful completion of the Company’s recent initial public offering,” said Thomas J. Schall, Ph.D., President and Chief Executive Officer, ChemoCentryx. “Our financial strength gives us the independence to develop and commercialize CCX140 for chronic kidney disease in North America, the program leading our forward integration plan. We look forward to advancing our experimental medicines currently in clinical trials as well as our other promising new drug candidates targeting the chemokine system.”

2011 Highlights and Recent Developments

Clinical

•

Traficet-EN (vercirnon) — The Company’s most advanced drug candidate is currently in Phase III clinical development, conducted by partner GlaxoSmithKline (GSK) for the treatment of patients with moderate-to-severe Crohn’s disease:

•	Initiated four pivotal Phase III clinical trials in patients with moderate-to-severe Crohn’s disease.

•	CCX140 — The Company’s lead independent drug candidate, currently in Phase II clinical development for the treatment of diabetic nephropathy:

•	Successfully completed a Phase II clinical trial in type 2 diabetics as a gateway study to initiating two Phase II clinical trials in patients with diabetic nephropathy in December 2011.

•	CCX354 – The Company’s CCR1 inhibitor which successfully completed a Phase II proof-of-concept clinical trial for the treatment of rheumatoid arthritis:

•	In November 2011, GSK exercised its option to obtain an exclusive license for the further development and commercialization of the drug candidate, for which the Company received $25.0 million.

Recent Developments and Anticipated Milestones in 2012

•	Successfully completed an initial public offering and concurrent private placements in February 2012, through which gross proceeds of $63.7 million were generated;

•	Completion of enrollment and dosing of the original 135 patient cohort in the adaptive trial design of the ongoing Phase II clinical trial of CCX140 in diabetic nephropathy;

•	Enrollment of a Phase II clinical trial for CCX168 for ANCA-Associated Vasculitis is expected to complete by the end of 2012;

•	Initiation of a Phase I clinical trial for at least one of the following two programs:

•	CCX872, the Company’s next generation CCR2 inhibitor for the treatment of metabolic diseases; or

•	CCX507, the Company’s next generation CCR9 inhibitor for the treatment of inflammatory bowel disease.

Selected Fourth Quarter and Full Year 2011 Financial Results

Revenues for the fourth quarter ended December 31, 2011 were $26.1 million, compared to $13.1 million for the same period in 2010. The increase was due to the $25.0 million option exercise fee received from GSK in 2011 for the exclusive license to further develop and commercialize CCX354, our CCR1 inhibitor. Partially offsetting the 2011 increase was $10.0 million in milestones recognized in 2010. Revenues for the year ended December 31, 2011 were $31.7 million, compared to $34.9 million in 2010. The decrease in revenue was primarily due to lower funding of non-clinical support from GSK for CCX168 and the ChemR23 research program in 2011.

Research and development expenses for the fourth quarter 2011 were $5.4 million compared to $8.1 million for the same period in 2010. Research and development expenses for the year ended December 31, 2011 were $28.4 million compared to $33.5 million in 2010. The decrease was primarily due to the completion of the Phase II clinical trial for CCX354 in 2011.

General and administrative expenses for the fourth quarter of 2011 were $1.9 million and the same for the comparable period in 2010. General and administrative expenses for the year ended December 31, 2011 were $7.6 million compared to $7.3 million for 2010.

Cash, cash equivalents and investments totaled $96.1 million at December 31, 2011, compared to $82.8 million at December 31, 2010.

2012 Financial Outlook

Projected 2012 year-end cash, cash equivalents and investments is expected to be at least $115.0 million.

About ChemoCentryx

ChemoCentryx, Inc. is a clinical-stage biopharmaceutical company focused on discovering, developing and commercializing orally-administered therapeutics that target the chemokine and chemoattractant systems in order to treat autoimmune diseases, inflammatory disorders and cancer. The chemokine system is a biological network that regulates inflammation via a collection of secreted chemokine molecules, or ligands, and their specific cell surface receptors. Based on its proprietary drug discovery and drug development platform, ChemoCentryx has generated multiple clinical and preclinical-stage programs, each targeting distinct chemokine and chemoattractant receptors with different small molecule compounds. ChemoCentryx’s most advanced drug candidate, vercirnon (also known as Traficet-EN, CCX282, GSK1605786 or GSK’786), a specific CCR9 inhibitor, completed a multi-national clinical trial, called PROTECT-1, in patients with moderate-to-severe Crohn’s disease, where it demonstrated the ability to induce a clinical response and to maintain clinical remission, and is now in Phase III clinical development. ChemoCentryx’s lead independent drug candidate, CCX140, a CCR2 inhibitor, has been shown to be safe and well tolerated while demonstrating clinical activity on glycemic indices in a Phase II clinical trial in type 2 diabetics, and is now in Phase II clinical development for the treatment of diabetic nephropathy. Other clinical programs include CCX354, a CCR1 inhibitor which successfully completed a Phase II clinical trial for the treatment of rheumatoid arthritis and CCX168, a C5aR inhibitor, in Phase II clinical development for the treatment of anti-neutrophil cytoplasmic antibody (ANCA)-associated vasculitis. ChemoCentryx also has several programs in advanced preclinical development.

Forward-Looking Statements

ChemoCentryx cautions you that statements included in this press release that are not a description of historical facts are forward-looking statements. Words such as “may,” “could,” “will,” “would,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “intend,” “predict,” “seek,” “contemplate,” “potential” or “continue” or the negative of these terms or other comparable terminology are intended to identify forward-looking statements. These statements are based on the Company’s current beliefs and expectations. These forward-looking statements include statements regarding the timing of the initiation, enrollment and completion of our clinical trials and our projected 2012 year-end cash, cash equivalents and investments. The inclusion of forward-looking statements should not be regarded as a representation by ChemoCentryx that any of its plans will be achieved. Actual results may differ from those set forth in this release due to the risk and uncertainties inherent in the ChemoCentryx business and other risks described in the Company’s filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and ChemoCentryx undertakes no obligation to revise or update this news release to reflect events or circumstances after the date hereof. Further information regarding these and other risks is included under the heading “Risk Factors” in ChemoCentryx’s Annual Report on Form 10-K, which we intend to file with the Securities and Exchange Commission tomorrow and which will be available from the SEC’s website (www.sec.gov) and on ChemoCentryx’s website (www.ChemoCentryx.com) under the heading “Investor Relations.” All forward-looking statements are qualified in their entirety by this cautionary statement. This caution is made under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995.

ChemoCentryx, Inc.

Consolidated Statement of Operations Data

(in thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010
Consolidated Statement of Operations Data:
Revenues:
Collaborative research and development revenue from related party	$26,052	$13,115	$31,673	$34,861

Total revenues:	26,052	13,115	31,673	34,861
Operating expenses:
Research and development	5,445	8,142	28,359	33,527
General and administrative	1,894	1,929	7,615	7,292

Total operating expenses	7,339	10,071	35,974	40,819
Income (loss) from operations	18,713	3,044	(4,301)	(5,958)
Interest income	83	114	402	436
Interest expense	(564)	(21)	(734)	(81)
Other income	—	1,944	16	2,434

Income (loss) before provision for income taxes	18,232	5,081	(4,617)	(3,169)
Income tax benefit (expense)	—	—	—	73

Net income (loss)	$18,232	$5,081	$(4,617)	$(3,096)

Basic net income (loss) per share	$0.64	$0.18	$(1.10)	$(0.76)

Diluted net income (loss) per share	$0.61	$0.17	$(1.10)	$(0.76)

Shares used to compute basic net income (loss) per share	4,355,818	4,094,549	4,210,704	4,081,648

Shares used to compute diluted net income (loss) per share	29,697,830	29,386,440	4,210,704	4,081,648

			As of December 31, (in thousands)
			2011	2010
Consolidated Balance Sheet Data
Cash, cash equivalents and investments			$96,086	$82,836
Working capital			81,962	82,712
Total assets			101,551	98,133
Non-current equipment financing obligations			947	945
Accumulated deficit			(94,298)	(89,681)
Total stockholders’ equity			75,997	76,773